Exhibit 10.1

CHOICE HOTELS INTERNATIONAL, INC.

2025 LONG-TERM INCENTIVE PLAN

2025 Long-Term Incentive Plan

Table of Contents

ARTICLE I PURPOSE AND EFFECTIVE DATE		A-4
1.01	Purpose	A-4
1.02	Effective Date and Duration of Plan	A-4
ARTICLE II DEFINITIONS		A-4
ARTICLE III STOCK SUBJECT TO PLAN		A-6
3.01	Stock Subject to Plan	A-6
3.02	Reallocation and Share Usage	A-6
ARTICLE IV ADMINISTRATION		A-6
4.01	Administration	A-6
ARTICLE V ELIGIBILITY FOR GRANTS AND AWARDS		A-7
5.01	Eligibility	A-7
5.02	Grants and Awards	A-8
5.03	Grants to Foreign Nationals	A-8
5.04	Non-Employee Directors	A-8
ARTICLE VI OPTIONS		A-8
6.01	Award	A-8
6.02	Share Price	A-8
6.03	Special Rules for Incentive Stock Options	A-8
6.04	Vesting	A-9
6.05	Maximum Option Period	A-9
6.06	Nontransferability	A-9
6.07	Termination of Employment	A-9
6.08	Exercise	A-9
6.09	Payment	A-9
6.10	Shareholder Rights	A-10
6.11	Disposition of Stock	A-10
ARTICLE VII STOCK AWARDS		A-10
7.01	Award	A-10
7.02	Vesting	A-10
7.03	Shareholder Rights	A-10
ARTICLE VIII STOCK UNIT AND SAR AWARDS		A-10
8.01	Award	A-10
8.02	Provisions Applicable to SARs	A-10
8.03	Payment	A-11
8.04	Shareholder Rights	A-11
8.05	Nontransferability	A-11
8.06	Forfeiture of Stock Unit Awards	A-11
ARTICLE IX PERFORMANCE-BASED AWARDS		A-11
ARTICLE X DEFERRAL OF PAYMENTS		A-11
10.01	Deferral Elections	A-11
10.02	Deferral Account	A-12
10.03	Applicable Legal Requirements	A-12
ARTICLE XI ADJUSTMENTS		A-12
11.01	Adjustments for Changes in Capital Structure	A-12
ARTICLE XII CHANGE IN CONTROL		A-12
12.01	Change of Control	A-12

2025 Long-Term Incentive Plan

12.02	Vesting Upon a Change in Control	A-13
ARTICLE XIII OTHER PROVISIONS FOR GRANTS AND AWARDS		A-14
13.01	Tax Withholding Requirements	A-14
13.02	Withdrawal	A-14
13.03	Forfeiture Upon Termination For Cause	A-14
13.04	Registration, Listing and Qualification of Stock	A-14
13.05	Corporate Restrictions	A-14
13.06	Investment Representations	A-15
13.07	Registration	A-15
13.08	Transferability of Awards	A-15
13.09	Applicable Legal Requirements	A-15
ARTICLE XIV AMENDMENT AND TERMINATION		A-15
14.01	Amendment	A-15
14.02	Termination	A-16
ARTICLE XV GENERAL PROVISIONS		A-16
15.01	Government Regulations	A-16
15.02	Claw-back/Recoupment Policy	A-16
15.03	Unfunded Plan	A-16
15.04	Effect on Employment and Service	A-16
15.05	Costs and Expenses	A-16
15.06	Proceeds from Sale of Stock	A-17
15.07	Governing Law	A-17
15.08	Rules of Construction	A-17
15.09	Invalidity	A-17

2025 Long-Term Incentive Plan

CHOICE HOTELS INTERNATIONAL, INC.

2025 LONG-TERM INCENTIVE PLAN

ARTICLE I

PURPOSE AND EFFECTIVE DATE

1.01  Purpose. The purpose of the Choice Hotels International, Inc. 2025 Long-Term Incentive Plan is to provide to eligible employees, officers and directors who are responsible for the continued growth and success of Choice Hotels International, Inc. an opportunity to increase their (or acquire a) proprietary interest in the Company. The Plan also enables the Company to continue to attract, retain and reward the best available talent for the Company’s continued profitable performance. The Plan is the successor to the Prior Plan. As of the effective date of the Plan (i) no additional awards may be granted under the Prior Plan; (ii) the number of Shares available for future awards under the Prior Plan as of April 21, 2025, plus the number of Shares related to awards outstanding under the Prior Plan as of April 21, 2025, that thereafter terminate by expiration or forfeiture, cancellation or otherwise without the issuance of such Shares will become available for issuance pursuant to Awards granted under this Plan; and (iii) all outstanding awards granted under the Prior Plan will remain subject to the terms of the Prior Plan (except to the extent the underlying Shares become available for issuance pursuant to Awards granted under this Plan).

1.02  Effective Date and Duration of Plan. Unless terminated earlier by the Board, this Plan is effective until May 15, 2035. Any Awards that are made under the Plan prior to the termination date shall continue in effect in accordance with the terms of the Agreement after that date.

ARTICLE II

DEFINITIONS

2.01  Affiliate means any corporation, partnership, limited liability company, limited liability partnership, business trust, or other entity controlling, controlled by or under common control with the Company. Notwithstanding the preceding sentence, except as otherwise provided by the Committee, this term shall not include any entity of which at least fifty percent (50%) of the combined voting power of the entity’s outstanding securities is owned, directly or indirectly, by the Bainum Family Group.

2.02  Agreement means a written or electronic agreement (including any amendment or supplement thereto) between the Company and a Participant, or a notice from the Company to a Participant, specifying the terms and conditions of an Award granted to such Participant.

2.03  Award means any Stock Award, Stock Unit, Option, or SAR granted under the Plan.

2.04 Bainum Family Group means (a) the lineal descendants of Stewart Bainum, Sr. and Jane Bainum (and their spouses so long as they remain spouses) and the estate of any of the foregoing persons, and (b) any partnership, trust, corporation or other entity to the extent any shares (or their equivalent) of such entity are considered to be beneficially owned by any person or estate referred to in subsection (a) above.

2.05  Board means the Board of Directors of the Company.

2.06 Cause means (i) dishonesty; (ii) gross negligence or willful misconduct; (iii) fraudulent or unethical conduct; (iv) unreasonable neglect or refusal to perform the Participant’s duties; (v) Participant’s unauthorized use for his or her own benefit or transfer to a third-party of any confidential or proprietary information of the Company or any Affiliate, (vi) a breach of the terms of Participant’s employment or other agreement with the Company (or any Affiliate); (vii) a violation of the established policies of the Company (or any Affiliate); (viii) conduct constituting a felony or other crime involving moral turpitude; or (ix) willful or malicious conduct which causes injury to the Company’s (or an Affiliate’s) business or reputation or otherwise adversely affects the interests of the Company or an Affiliate. If an Employee has an employment or severance agreement that contains a definition of “cause”, that definition shall supersede and replace the foregoing definition.

2.07 Change in Control means the earliest date on which:

(a) There shall be a change in the ownership or control of the Company effected through either the acquisition, directly or indirectly, by any person or group of persons acting in concert (other than (i) the Company or any Affiliate, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate, or (iii) the Bainum Family Group) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than fifty (50%) percent of the combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders or otherwise, who do not own fifty percent (50%) on the date this Plan is adopted;

2025 Long-Term Incentive Plan

(b) There is a consolidation or merger of the Company with another entity (other than an Affiliate) in which the Company’s shareholders (determined as of immediately prior to the consummation of the consolidation or merger) own (directly or indirectly) less than fifty percent (50%) of the shares of the surviving entity;

(c) The complete liquidation or dissolution of the Company;

(d) The sale or other disposition of all or substantially all of the assets of the Company to another person or entity (other than an Affiliate).

(e) The date as of which less than fifty percent (50%) of the Company’s Board is no longer made up of individuals who were, as of the date this Plan was approved by the stockholders, members of that Board (the “Incumbent Board”), provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new Director shall, for purposes of the Plan, be considered as a member of the Incumbent Board (excluding any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board).

Notwithstanding the foregoing, in the event that the Bainum Family Group cease (in the aggregate) to own, directly or indirectly, at least thirty-three percent (33%) of the combined voting power of the Company’s outstanding securities, “fifty percent (50%)” shall be replaced by “thirty-three percent (33%)” wherever it appears in subsection (a) above.

2.08 Code means the Internal Revenue Code of 1986, as amended from time to time.

2.09 Committee means the Committee or Committees referred to in Section 4.01 of the Plan; provided, that the Board may, in its sole discretion consistent with applicable law, act in the place of the Committee in making Awards or taking any other actions hereunder. If at any time no Committee shall be in office or exist, the functions of the Committee specified in the Plan shall be exercised by the Board.

2.10  Company means Choice Hotels International, Inc., a Delaware corporation, or any successor corporation.

2.11  Director means a member of the Board or the board of directors (or other governing board) of any Subsidiary.

2.12  Disability means total and permanent disability as defined in Section 22(e)(3) of the Code, without regard to the last sentence thereof.

2.13  Employee means all persons employed as an employee by the Company or any Subsidiary, whether full-time or part-time.

2.14  Exchange Act means the Securities Exchange Act of 1934, as amended, and in effect.

2.15  Fair Market Value means, on any given date, the value of a Share as determined by the Committee in good faith. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any date is the amount equal to the closing price reported on the New York Stock Exchange (or on any other national securities exchange, including the Nasdaq National Market, on which the Stock is then listed) for that date or, if no Shares were traded on that date, the mean between the high and low prices as reported for the first day prior thereto in which Shares were traded. Notwithstanding the foregoing, the Committee shall, to extent that Section 409A of the Code applies, use a valuation methodology that meets the requirements of Section 409A.

2.16  Grant Date means the date on which an Award is approved by the Committee or such later date as may be directed by the Committee.

2.17  Incentive Stock Option means any Option granted under this Plan that qualifies as an “incentive stock option” under Section 422 of the Code.

2.18  Nonqualified Stock Option means any Option granted under this Plan that does not qualify as an “incentive stock option” under Section 422 of the Code.

2.19  Option means an option that entitles the holder to purchase from the Company a stated number of Shares at the Option Price set forth in an Agreement.

2.20  Option Price means the per-Share price at which a Share may be purchased under an Option or, in the case of a SAR, the per-Share price specified in the SAR Agreement.

2025 Long-Term Incentive Plan

2.21  Participant means an Employee or Director who is selected by the Committee in accordance with Article V to receive an Award.

2.22  Plan means the Choice Hotels International, Inc. 2025 Long-Term Incentive Plan.

2.23  Prior Plan means the Choice Hotels International, Inc. 2017 Long-Term Incentive Plan.

2.24  Securities Act means the Securities Act of 1933, as amended and in effect.

2.25  Share means one share of Stock, as adjusted in accordance with Section 11.01.

2.26  Stock means the common stock of the Company.

2.27  Stock Appreciation Right or SAR means a right to receive payment of the amount by which the Fair Market Value of a Share on the last trading day preceding the date of exercise exceeds the Option Price.

2.28  Stock Award means Stock awarded to a Participant under Article VII.

2.29  Stock Unit means a bookkeeping entry representing the equivalent of one Share.

2.30  Stock Unit Award means Stock Units awarded to a Participant under Article VIII.

2.31  Subsidiary means any entity in which the Company owns directly or indirectly 50% or more of the voting stock or membership interests.

2.32  Ten Percent Shareholder means an individual who owns more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate as provided in Section 422(b)(6) of the Code.

ARTICLE III

STOCK SUBJECT TO PLAN

3.01  Stock Subject to Plan.

(a) Subject to the provisions of Section 11.01, the maximum number of Shares for which Awards may be granted pursuant to this Plan is the sum of (i) one million (1,000,000) Shares, plus (ii) the number of Shares available for future awards under the Prior Plan as of April 21, 2025, plus (iii) the number of Shares related to awards outstanding under the Prior Plan as of April 21, 2025, that thereafter terminate by expiration or forfeiture, cancellation or otherwise without the issuance of such Shares.

(b) Subject to the provisions of Section 11.01, the maximum number of Shares for which Incentive Stock Options may be granted pursuant to this Plan is 1,500,000 Shares.

(c) The Shares that may be issued or delivered under the Plan may, as determined by the Committee from time to time, be authorized but unissued Shares, reacquired Shares or both.

3.02  Reallocation and Share Usage. If (a) an Option or SAR granted under the Plan or the Prior Plan is terminated, in whole or in part, for any reason other than its exercise, (b) any other Award granted under the Plan or Prior Plan is forfeited, in whole or in part, (c) an Award granted under the Plan or Prior Plan is settled in cash, or (d) Shares withheld for taxes related to an Award other than an Option or an SAR, the number of Shares allocated to the terminated, forfeited, withheld, or cash-settled Award shall again be available for Awards under this Plan. Notwithstanding anything herein to the contrary, Shares subject to an Award under the Plan or Prior Plan may not again be made available for issuance under Awards if such shares are: (i) shares that were subject to a Stock-settled Stock Appreciation Right or Option and that were not issued upon the net settlement or net exercise of such Stock Appreciation Right or Option, or (ii) shares delivered to or retained by the Company to pay the Option Price. Awards that can only be settled in cash shall not count against the maximum number of shares for which Awards may be granted.

ARTICLE IV

ADMINISTRATION

4.01  Administration.

(a) The Plan shall be administered by the Compensation Committee of the Board (or other committee or subcommittee designated by the Board from time to time in its sole discretion). Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Committee’s composition shall be structured so that (i) Awards to persons who are subject to Section 16 of the Exchange Act are exempt from liability under Section 16(b) of that Act, and (ii) the members of the Committee meet the New York Stock Exchange requirements for independence.

2025 Long-Term Incentive Plan

(b) Notwithstanding subsection (a), the Board may, at any time, otherwise exercise any of the powers and responsibilities assigned to the Committee under the Plan, and when so acting, all applicable Plan provisions pertaining to the Committee shall apply. Awards to non-employee Directors shall be made solely by non-employee Directors.

(c) The Committee shall have the authority to grant Awards upon such terms (not inconsistent with the provisions of this Plan), as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the exercisability, transferability or forfeitability of a Stock Award or Stock Unit Award. Notwithstanding any such condition, the Committee may accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award or Stock Unit Award may become transferable or nonforfeitable or settled.

(d) The Committee shall hold its meetings at such times and places as may be determined by the Committee Chairman. A majority of the Committee shall constitute a quorum. All actions of the Committee shall be taken by a majority of the members at a meeting duly called by its Chairman; provided, however, any action taken by a written document signed by a majority of the members of the Committee shall be as effective as action taken by the Committee at a meeting duly called and held.

(e) Subject to the express provisions of this Plan, the Committee shall have complete authority to (i) interpret all provisions of this Plan; (ii) prescribe the terms of any Agreement (which need not be identical), (iii) adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan, (iv) amend any Agreement, (v) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Agreement, (vi) determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards, (vii) grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the Option Price for, or purchase price of, such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors, (viii) establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award, (ix) determine whether, and the extent to which, adjustments are required pursuant to Section 11.01 and (x) make all other determinations necessary or advisable in administering this Plan.

(f) The Committee shall also have the discretion to determine the effect upon an Award and upon an individual’s status as an employee under the Plan (including whether a Participant shall be deemed to have experienced a termination of employment or other change in status) and upon the vesting, expiration or forfeiture of an Award in the case of (i) any individual who is employed by an entity that ceases to be a Subsidiary of the Company, (ii) any leave of absence approved by the Company or a Subsidiary, (iii) any transfer between locations of employment with the Company or a Subsidiary or between the Company and any Subsidiary or between any Subsidiaries, (iv) any change in the Participant’s status from an employee to a consultant or Director, or vice versa, and (v) at the request of the Company or a Subsidiary, any employee who becomes employed by any partnership, joint venture, corporation or other entity not meeting the requirements of a Subsidiary. Notwithstanding the above, in the event that a payment to an individual constitutes “nonqualified deferred compensation” subject to Section 409A and such payment is to be made in connection with a “termination of employment” of such individual, such payment will only be made when and to the extent that the individual has incurred a “separation from service” under Section 409A (and any regulations thereunder).

(g) The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee under the Plan. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive on all affected parties. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other Employee of the Company and such attorneys, consultants and accountants as it may select. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful. Neither the Committee nor any Employee or Director shall be liable for any act done in good faith with respect to this Plan or any Agreement or Award.

ARTICLE V

ELIGIBILITY FOR GRANTS AND AWARDS

5.01  Eligibility. Any Employee or Director is eligible to receive an Award under this Plan. The Committee shall have full discretionary authority to determine the persons to whom Awards will be made and the time or times at which such grants will be made.

2025 Long-Term Incentive Plan

5.02  Grants and Awards.

(a) The Plan is intended to permit the grant of (i) both Incentive Stock Options and Nonqualified Stock Options, (ii) SARs, (iii) Stock Awards and (iv) Stock Unit Awards; provided, that Incentive Stock Options may only be granted to Employees.

(b) The grant of an Award under this Plan shall be entirely in the discretion of the Committee and nothing in the Plan shall be construed as giving any Employee, Director or other person any right to receive any Award.

(c) The Committee may accept the cancellation of outstanding Awards and grant new Awards for the same or different number of shares (if applicable) and under the same or different terms and conditions. Notwithstanding the preceding sentence, except as otherwise provided in Section 11.01, the Committee may not, without stockholder approval, either (i) reduce the Option Price of an Option or SAR, (ii) amend or cancel an Option or SAR for the purpose of re-pricing, replacing or re-granting such Option or SAR with an exercise price that is less than the original exercise price of such Option or SAR, (iii) take any other action that (whether in the form or an amendment, cancellation or replacement grant) that has the effect of re-pricing an Option or SAR, or (iv) substitute, replace or exchange an Option for any other Award or cash if the Option Price exceeds Fair Market Value.

(d) Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Corporation in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

5.03  Grants to Foreign Nationals. The Committee may grant Options or make other Awards under the Plan to eligible individuals who are foreign nationals on such additional or different terms and conditions as may, in the sole judgment of the Committee, be necessary or appropriate to comply with the provisions of any applicable laws of a foreign country.

5.04 Non-Employee Directors. Subject to adjustment under Section 11.01, in no event may the number of Shares covered by all Awards granted in any calendar year to any one non-Employee Director, plus any cash fees for service as a Director, exceed $750,000, with the value of any such Awards determined based on the grant date Fair Market Value of such Awards for financial reporting purposes; provided, however, that the total annual compensation paid to a non-Employee Chairman of the Board may exceed $750,000 but no more than $1,500,000.

ARTICLE VI

OPTIONS

6.01  Award.

(a) In accordance with Article V, the Committee may (i) designate each individual to whom an Option is to be granted, (ii) specify the type of Option being granted and the number of Shares covered by each such Award, and (iii) establish the Option Price and such other terms and conditions as it may deem appropriate for each Option consistent with the Plan. The terms and conditions of any Option granted under the Plan shall be set forth in an Agreement.

(b) No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as such and the Company shall honor any such Option as a Nonqualified Stock Option.

6.02 Share Price. The Option Price shall be determined by the Committee, but shall not be less than the Fair Market Value of a Share as of the Grant Date; provided, however, that the Option Price with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than the Fair Market Value of the Shares on the date such Option is granted if such Option Price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. If an Incentive Stock Option is granted to an individual who is a Ten Percent Shareholder on the Grant Date, the purchase price of the Shares subject to such Option shall not be less than 110% of the Fair Market Value as of the Grant Date.

6.03 Special Rules for Incentive Stock Options.

(a) Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options and will be deemed to be Nonqualified Stock Options to the extent that the aggregate Fair Market Value (determined as of an Option’s Grant Date) for all Shares with respect to which such Options are exercisable for the first time by a Participant in a calendar year (under the Plan and all other plans of the Company and its Affiliates) exceeds $100,000, taking Options into account in the order in which they were granted.

2025 Long-Term Incentive Plan

6.04 Vesting. Except as otherwise provided in this Plan or by the Committee, a Participant shall only be entitled to exercise an Option at such time or times as set forth in the applicable Agreement. Unless provided otherwise in the applicable Agreement, to the extent that the Committee determines that an approved leave of absence or employment on a less than full-time basis is not a termination of employment, the vesting period and/or exercisability of an Option may be adjusted by the Committee during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis.

6.05 Maximum Option Period. The maximum period during which an Option may be exercised shall be determined by the Committee, except that no Incentive Stock Option or Nonqualified Stock Option shall be exercisable for a period of more than ten years from the date such Option was granted; provided, that the maximum period in which an Option may be exercised shall be five years in the case of an Incentive Stock Option granted to an individual who on the Grant Date is a Ten Percent Shareholder.

6.06 Nontransferability. Except as provided in Section 13.08, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution and during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant (or the Participant’s personal representative). No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.07 Termination of Employment.

(a) Except as provided in subsections (b) or (c) below and Section 13.03, in the event a Participant ceases to be an Employee or Director, the Participant may, to the extent he or she was otherwise entitled to exercise any Options at the date of termination, exercise any Options for a period of ninety (90) days (or other period provided in the Agreement or by the Committee) following the date the Participant ceases to be such (but in no event later than the expiration date of such Option as set forth in the Agreement). To the extent that the Participant was not entitled to exercise the Option as of the date he or she ceases to be an Employee or Director, the Option shall (except as otherwise provided in the Agreement or by the Committee) automatically terminate at that time.

(b) In the event a Participant ceases to be an Employee or Director due to Disability, the Participant may, to the extent he or she otherwise was entitled to exercise any Options at the date of such termination, exercise the Option for a period of twelve (12) months (or other period provided in the Agreement or by the Committee) following the date he or she ceases to be such (but in no event later than the expiration date of such Option as set forth in the Agreement). To the extent that the Participant was not entitled to exercise the Option at the date of his or her termination as an Employee or Director, the Option shall (except as otherwise provided in the Agreement or by the Committee) automatically terminate at that time.

(c) In the event that a Participant dies while an Employee or Director, any Options held by the Participant at death may, to the extent the Participant would have otherwise been entitled to exercise the Option at the date of death, be exercised by the Participant’s estate or by any person who acquired the right to exercise the Option by bequest or inheritance (the “Option Beneficiary”) for a period of twelve (12) months (or other period provided in the Agreement or by the Committee) following the date of death (but in no event later than the expiration date of such Option as set forth in the Agreement). To the extent that, at the time of death, the Participant was not entitled to exercise the Option, the Option shall (except as otherwise provided in the Agreement or by the Committee) automatically terminate at that time.

6.08 Exercise. Subject to the other provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as may be set out in the Agreement or established by the Committee. An Option granted under this Plan may be exercised with respect to any number of whole Shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.

6.09 Payment.

(a) Except as otherwise provided in the Agreement or by the Committee, payment of the Option Price shall be made in cash or a cash equivalent acceptable to the Committee. To the extent provided in the Agreement or permitted by the Committee, payment of all or part of the Option Price may be made by surrendering Stock to the Company or through withholding of Shares otherwise deliverable upon exercise of the Option. If Stock is used to pay all or part of the Option Price, the sum of the cash (and cash equivalent) and the Fair Market Value (determined as of the last trading day preceding the date of surrender) of the surrendered Shares must not be less than the total Option Price of the Shares for which the Option is being exercised.

(b) To the extent permitted in the Agreement or by the Committee, an Option may, in accordance with such rules and procedures as may be established by the Committee, be exercised through a cashless exercise procedure involving a broker or dealer to pay the Option Price and/or to satisfy any withholding tax obligations related to the Option.

2025 Long-Term Incentive Plan

6.10  Shareholder Rights. No Participant shall have any rights as a shareholder to Shares subject to an Option until the date the Shares for which an Option has been exercised have been issued to the Participant.

6.11  Disposition of Stock. A Participant shall notify the Company of any sale or other disposition of Shares acquired pursuant to an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company (or the Secretary’s designee).

ARTICLE VII

STOCK AWARDS

7.01  Award.

In accordance with Article V, the Committee may (i) designate each individual to whom a Stock Award is to be made, (ii) specify the number of Shares covered by each such Award and (iii) establish such other terms and conditions as it may deem appropriate for each Award. If, as a condition for a Stock Award, the Participant is required to make payment for the awarded Shares, such purchase price shall be paid as provided in the Agreement. The terms and conditions of any Stock Award under the Plan shall be set forth in an Agreement.

7.02 Vesting.

(a) Except as otherwise provided by the Committee, a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for such period of time, until the satisfaction of such performance conditions or until the satisfaction of such other conditions or requirements as may be set forth in the Agreement.

(b) Except as provided in the Agreement or by the Committee, a nonvested Stock Award shall terminate and be forfeited as of the date the Participant ceases to be an Employee or Director.

7.03  Shareholder Rights. Except as otherwise provided in the Agreement, during the period that the Shares granted pursuant to a Stock Award are forfeitable, a Participant shall have all rights of a shareholder with respect to such Shares (unless and until forfeited), including the right to receive dividends and vote the Shares; provided, however, that during such period (i) a Participant may not (except as provided in Section 13.08) sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Shares granted pursuant to a Stock Award, (ii) the Company shall retain custody of the Shares granted pursuant to a Stock Award, and (iii) the Participant shall deliver to the Company a stock power (endorsed in blank) or take such other actions as may be required by the Committee with respect to each Stock Award. The Committee will determine whether any dividends or distributions for such Shares will be automatically reinvested in additional Shares and subject to the same restrictions on transferability as the Stock Award with respect to which they were distributed or whether such dividends or distributions will be paid in cash. The preceding limitations shall cease to apply as of the date the Shares subject to the Stock Award become transferable and cease to be forfeitable.

ARTICLE VIII

STOCK UNIT AND SAR AWARDS

8.01  Award.

In accordance with the provisions of Article V, the Committee may (i) designate each individual to whom an Award of Stock Units or SARs is to be made, (ii) specify the number of Shares covered by each such Award and (iii) establish such other terms and conditions as it may deem appropriate for each Award. The terms and conditions of any such award under the Plan shall be set forth in an Agreement. Stock Units shall be subject to the vesting provisions set forth in Section 7.02 above.

8.02 Provisions Applicable to SARs.

(a) SARs may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6.01. Any SAR granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All tandem SARs shall have the same Option Price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate.

(b) Subject to the other provisions of this Plan and the applicable Agreement, a freestanding SAR may be exercised in whole at any time or in part from time to time at such times and in accordance with such requirements as may be set out in the Agreement or established by the Committee; provided that a freestanding SAR may only be exercised when the value of a Share exceeds the per-Share Option Price and in no event shall a freestanding SAR vest in full in less than one year from the Grant Date.

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(c) A freestanding SAR granted under this Plan may be exercised with respect to any number of whole Shares less than the full number for which the freestanding SAR could be exercised. A partial exercise of a freestanding SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the freestanding SAR.

(d) To the extent not previously exercised, all vested freestanding SARs shall (except as otherwise provided in the Agreement) automatically be exercised on the last trading day prior to expiration, unless the Participant instructs the Company otherwise in writing before that date.

(e) In addition, all freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Sections 6.02, 6.05 and 6.07.

8.03 Payment. The amount payable under a Stock Unit Award or SAR may be paid or settled (i) by the Company by issuing Stock (in whole Shares) and cash for any fractional Share, (ii) in cash or (iii) in a combination thereof. Unless otherwise deferred pursuant to an election under Article X, the amount payable under a Stock Unit Award shall be paid to a Participant no later than 2 1⁄2 months following the last day of the calendar year in which the Stock Unit Award became vested.

8.04 Shareholder Rights. No Participant shall, as a result of receiving an Award of Stock Units, have any rights as a shareholder until and to the extent the Shares are issued to a Participant as payment of a Stock Unit Award, except that the Committee may authorize dividend equivalent accruals with respect to such Awards which will only be paid at such time as the underlying Stock Unit Award vests.

8.05 Nontransferability. Except as provided in Section 13.08, Stock Unit Awards and SARs granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Stock Unit Award or SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

8.06 Forfeiture of Stock Unit Awards. Except as provided in the Agreement or by the Committee, a nonvested Stock Unit Award shall terminate and be forfeited as of the date the Participant ceases to be an Employee or Director.

ARTICLE IX

PERFORMANCE-BASED AWARDS

9.01  The Committee may establish performance criteria and levels of achievement versus such other criteria that shall determine the number of Shares, Stock Units, or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award (any such Award, a “Performance Award”). A Performance Award may be identified as “Performance Share,” “Performance Equity,” “Performance Unit” or other such term as chosen by the Committee.

ARTICLE X

DEFERRAL OF PAYMENTS

10.01 Deferral Elections.

(a) To the extent permitted in the Agreement or by the Committee, a Participant may elect to defer payment of all or any portion of a Stock Award. Such election shall be made at such time and upon such terms as the Committee may establish in accordance with Section 409A of the Code (and any regulations thereunder). Notwithstanding the terms of any Agreement to the contrary, such an election may only be made in the following circumstances:

(i) A Participant may elect to defer payment of an Award within thirty (30) days of the date of grant, provided that the election (A) is made more than one (1) year prior to the date any portion of the Award becomes vested, and (B) meets such other or different requirements as may be determined by the Committee to be necessary to comply with Section 409A of the Code (and any regulations thereunder); and

(ii) A Participant may elect to further defer the date when the payment of an Award is to be made, provided that: (A) the election is made more than one (1) year prior to the date payment is otherwise scheduled to begin; (B) the election does not become effective for twelve (12) months; (C) the date on which payment is to be made is delayed for at least five (5) years following the date payment is otherwise scheduled to begin; and (D) the election meets such other or different requirements as may be determined by the Committee to be necessary to comply with Section 409A of the Code (and any regulations thereunder).

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(b) Notwithstanding the terms of any Agreement to the contrary, the distribution of any Awards subject to Section 409A of the Code shall be made in accordance with Section 409A (and any regulations thereunder). For any such distribution to be made upon the Participant’s termination, “termination of employment” and like terms shall have the same meaning as “separation from service” under Section 409A (and any regulations thereunder). Except as otherwise provided in the deferral election or the Agreement, any such distribution that is to be made upon termination shall be made within ninety (90) days of such termination; provided, that if the Participant is a “specified employee” within the meaning of Section 409A (as determined by the Company or its delegate), any such distribution shall not be made until expiration of the 6-month period following the Participant’s termination (or, if earlier, the Participant’s death).

(c) Notwithstanding any other provision of the Plan to the contrary, a Participant may, to the extent permitted by the Company consistent with Section 409A of the Code, elect to pay any required employment taxes (and any resulting income taxes) that arise as of the date of deferral (or, if later, vesting) hereunder either (i) by direct payment or (ii) through the withholding of such amounts from nondeferred Awards or other compensation due the Participant. In the alternative, the Company may, in its sole discretion, offset such taxes against the Participant’s deferred Award to the extent permitted under Treas. Reg. Section 1.409A- 3(j)(4) or other applicable regulations under Section 409A.

10.02 Deferral Account. The deferred Awards shall be credited to a bookkeeping account maintained by the Company in the name of the Participant. Any dividends or other distributions on credited Shares also shall be credited to that account. Such amounts may, as provided in the Agreement or determined by the Committee, be credited with a reasonable rate of interest or invested in additional deferred Shares.

10.03 Applicable Legal Requirements. The deferral of any Award under this Article shall comply and be administered consistent with Section 409A of the Code. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment (or the acceleration of the delivery of deferred Shares or other deferred payments) for any Award be allowed if the Committee determines that the deferral would result in a violation of the requirements of Section 409A for deferral elections and/or the timing of payments. Any Agreement may be reformed by the Committee to the extent necessary or appropriate to comply with the requirements of Section 409A.

ARTICLE XI

ADJUSTMENTS

11.01  Adjustments for Changes in Capital Structure. The maximum number of Shares as to which Awards may be granted under this Plan, the annual Award limits and the terms (including the Option Price) of any outstanding Award shall be automatically adjusted proportionately in the event that (i) the Company (A) effects one or more dividends or distributions of securities, property or cash (other than regular, quarterly cash dividends), stock split-ups, subdivisions or consolidations of Stock or (B) engages in a reorganization, reclassification or spin-off or (ii) there occurs any other event or transaction that affects the number or kind of Shares outstanding, to the extent that the Committee determines such adjustments are necessary or appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Any adjustments required hereunder for Options may be made in accordance with Section 424(a) of the Code and/or Section 409A of the Code, or, except as otherwise expressly provided in this Plan, may be designed to treat the Shares available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such Shares to reflect a deemed reinvestment in Shares of the amount distributed to the Company’s securityholders. Notwithstanding the foregoing or the terms of any Agreement to the contrary, any adjustments required hereunder for any Award shall, to the extent necessary to comply with Section 409A of the Code, be made in accordance with Section 409A (and any regulations thereunder).

ARTICLE XII

CHANGE IN CONTROL

12.01 Change in Control.

(a) In the event of a Change in Control, the Committee may take any one or more of the following actions with respect to one or more of the outstanding Awards:

(i) Provide that such Awards shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options may be structured to satisfy, in the determination of the Committee, the requirements of Section 424(a) of the Code;

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(ii) Provide that such Awards shall terminate upon consummation of the Change in Control and each Participant shall receive, in exchange therefor, a payment in securities, cash or a combination of the two equal to:

(A) in the case of an Option, the Fair Market Value of the Shares payable under such Option as of the last trading day preceding the date on which the Change in Control takes place (net of the Option Price);

(B) in the case of a SAR, the amount payable under the SAR as of the last trading day preceding the date on which the Change in Control takes place; or

(C) in the case of any other Award, the Fair Market Value of the Shares subject to the Award as of the last trading day preceding the date on which the Change in Control takes place.

(iii) vest Awards and require that any Options or SARs be exercised at such time and upon such conditions as the Committee may determine (with any unexercised Awards terminating upon expiration of the time period for exercise).

Notwithstanding the foregoing or the terms of any Agreement to the contrary, any Award to which Section 409A of the Code applies may only be paid upon a Change in Control to the extent that the Change in Control event qualifies as such under Section 409A (and any applicable regulations thereunder).

12.02 Vesting Upon a Change in Control.

(a) Notwithstanding any other provision of the Plan to the contrary, if a “Change in Control” occurs and the Participant’s employment with the Company terminates as described in subsection (b) below, the following shall (except as otherwise provided by the Committee or in the Agreement) occur:

(i) All Options and SARs that are outstanding at the time the Participant’s employment with the Company terminates shall become fully vested and exercisable in full;

(ii) All Stock and Stock Unit Awards that are outstanding at the time the Participant’s employment with the Company terminates shall become fully vested and any restrictions shall lapse, and;

(iii) for any Awards with performance-based requirements that are outstanding at the time the Participant’s employment with the Company terminates, all uncompleted performance periods at the time of such Change in Control shall be deemed to have been completed, the level of performance set forth under the Agreement shall be either (i) the actual attained level, or (ii) if actual performance is not determinable, then the target level of performance shall be deemed to have been attained, and each such outstanding Award granted to each Participant for all outstanding Performance Periods shall become payable to each Participant.

Notwithstanding the foregoing, the time for payment of an Award shall not be accelerated under this Section to the extent such acceleration would be contrary to the payment timing or other rules under Section 409A of the Code, and, in the case of a Participant to whom Section 409A(a)(2)(B)(i) applies, payment shall, to the extent required under that Section 409A of the Code, be delayed for six months following the Participant’s termination as an Employee. Notwithstanding the foregoing or the terms of any Agreement to the contrary, any Award to which Section 409A of the Code applies may only be paid hereunder to the extent permitted under Treas. Reg. Section 1.409A-3(c) (or other applicable regulation under Section 409A of the Code). Any such payment shall be made within ninety (90) days of the date of termination; provided, that if the Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined by the Company or its delegate), any such payments shall not be made until the expiration of the 6-month period following the Participant’s termination (or, if earlier, the Participant’s death). For purposes of the foregoing, “termination of employment” and like terms shall have the same meaning as “separation from service” under Section 409A of the Code (and any regulations thereunder).

(b) This Section shall (except as otherwise provided by the Committee or in the Agreement) apply in the event that the Participant’s employment terminates within two years immediately following the Change in Control under either of the circumstances described below:

(i) The Participant’s employment as an Employee is terminated by the Company without Cause: or

(ii) The Participant terminates his or her employment as an Employee for good reason (as defined in subsection (c) below).

(c) For purposes of this Section, “good reason” shall mean the definition of “good reason” in the Participant’s employment agreement or offer letter and if the employment agreement or offer letter does not provide for a definition, then “good reason” shall mean (i) a material relocation of a Participant’s office location to a

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location more than 30 miles from the Participant’s prior principal place of employment, or (ii) a material reduction in a Participant’s base salary. The Participant must provide notice to the Company of his/her intent to terminate employment for good reason and the existence of the condition that constitutes good reason with a period of not more than 90 days following the initial existence of such condition, the Company will then have 30 days following notice to remedy the condition and if the Company fails to remedy the condition the Participant’s resignation must be effective no later than 30 days following the Company’s failure to remedy such condition.

ARTICLE XIII

OTHER PROVISIONS FOR GRANTS AND AWARDS

13.01 Tax Withholding Requirements.

(a) To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any required statutory federal, state and/or local withholding tax obligations that arise by reason of an Option exercise or other Award prior to delivery of any Shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(b) To the extent provided in the Agreement or permitted by the Committee, the Participant may (to the extent permitted under Section 409A of the Code) elect to have any such withholding obligations satisfied, in whole or in part, by having the Company withhold Shares subject to the Option or other Award, but not to exceed an amount equal to the maximum statutory tax rates in the Participant’s applicable tax jurisdiction or such other rate that will not trigger a negative accounting impact on the Company. The value of any Shares so withheld shall be determined based on the Fair Market Value as of the last trading day preceding the date the Shares are withheld for this purpose.

(c) Notwithstanding anything else herein to the contrary, in the event of a cashless exercise of an Option, the Fair Market Value for tax withholding purposes shall be the per-Share price at which the Shares were sold by the broker in executing the cashless exercise.

13.02 Withdrawal. A Participant may at any time elect in writing to abandon an Award under the Plan.

13.03 Forfeiture Upon Termination For Cause. In the event that a Participant’s status as an Employee or Director is terminated for Cause, all of the Participant’s outstanding unexercised Options and unpaid Awards shall (except as otherwise provided in the Agreement or by the Committee) automatically terminate as of the date he or she ceases to be an Employee or Director.

13.04 Registration, Listing and Qualification of Stock.

(a) No Option or SAR shall be exercisable, no Stock shall be issued or delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance.

(b) Any Shares issued pursuant to this Plan may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Awards shall be granted, Options or SARs shall be exercised, Shares shall be issued and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

(c) Any person exercising an Option or SAR or receiving Stock under any other Award shall make such representations, warranties and agreements and furnish such information as the Committee or the Company may request to assure compliance with the foregoing or any other applicable legal requirements.

13.05 Corporate Restrictions.

(a) Any Stock to be issued pursuant to an Award shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company.

(b) The Committee may provide that the Shares issued upon exercise of an Option or SAR or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or SAR or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such

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Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

13.06 Investment Representations. The Company shall be under no obligation to issue any Shares pursuant to any Award unless the Shares have been effectively registered under the Securities Act of 1933 or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such Shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Option is effective and current or the Company has determined that such registration is unnecessary.

13.07 Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933 or other applicable statutes any Stock issued or to be issued pursuant to an Award, or to qualify any such Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, the Company shall take such action at its own expense. The Company may require from each Participant such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose.

13.08 Transferability of Awards. Notwithstanding any other provision of the Plan, the Committee may permit an Award to be transferred by a Participant to a family member (as defined in the General Instructions for the Form S-8) as a gift (or otherwise without payment of any consideration) on such terms and conditions as may be permitted under applicable law (or otherwise established by the Committee). Except as otherwise established by the Committee, the transferee shall be bound by the terms and conditions set forth in the Agreement for the transferred Award; provided, however that such transferee may not transfer any Award except by will or the laws of descent and distribution. No Options granted hereunder shall be transferable to a third-party financial institution without prior shareholder approval.

13.09 Applicable Legal Requirements. All Awards shall, to extent applicable, comply and be administered in accordance with the rules and requirements of Section 409A of the Code. To the extent necessary to ensure such compliance, the Committee may reform any Agreement to the extent it determines that the Agreement does not comply with Section 409A of the Code. To the extent applicable, the Plan and all Agreements are intended to comply with the distribution and other requirements under Section 409A of the Code and shall, to the maximum extent possible, be interpreted and applied consistent with Section 409A of the Code (and any regulations thereunder). To the extent necessary, the Committee may reform any such Agreement to the extent it determines that the Agreement does not comply with Section 409A of the Code.

ARTICLE XIV

AMENDMENT AND TERMINATION

14.01 Amendment.

(a) The Board shall have the right to amend the Plan at any time and from time to time; provided, that no such amendment of the Plan shall, without stockholder approval, be effective if stockholder approval of the amendment is required at such time to qualify for any exemption from Section 16 of the Exchange Act or by any other applicable law, regulation, rule or order. In furtherance of the foregoing, no such amendment shall, without the approval of the stockholders of the Company:

•	increase the maximum number of Shares for which Awards may be granted under this Plan or increase any maximum individual limits hereunder;

•	reduce the Option Price at which Options may be granted below the price provided for in Section 6.02;

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•

reprice outstanding Options or SARs or exchange outstanding Options or SARs for cash or other Awards, in each case in the event that the exercise price of the Options or SARs is less than Fair Market Value (subject to the permissible adjustments under Section 11.01);

•	extend the term of this Plan;

•	change the class of persons eligible to be Participants; or

•	otherwise amend the Plan in any manner requiring stockholder approval by law or the rules of any stock exchange or market or quotation system on which the Shares are traded, listed or quoted.

(b) No amendment may be made that would cause an Option or other Award not to qualify for exemption under Section 16 of the Exchange Act.

(c) Except as otherwise provided in the Plan or in any Agreement, no amendment of the Plan shall, without the written consent of a Participant adversely affect the rights of the Participant with respect to an Option or other Award prior to the date of the amendment or termination (except to the extent necessary to comply with any applicable law, regulation, rule or order).

(d) Notwithstanding anything herein or in any Agreement to the contrary, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for Options or any other Awards made under the Plan to qualify for any exemption provided under Section 16 of the Exchange Act and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding Options or other Award previously issued under the Plan. In the event of such an amendment to the Plan, the holder of any Option or other Award shall, upon request of the Board and as a condition for exercising of such Option, or obtaining such other Award, execute a conforming amendment in the form prescribed by the Board to the Agreement within such reasonable period of time as the Board shall specify in such request.

14.02 Termination. The Board shall have the right to terminate the Plan at any time; provided, that no such termination shall, except as otherwise provided in any Agreement, terminate any outstanding Option or other Award previously granted under the Plan or adversely affect the rights of a Participant with respect to an outstanding Option or Award without his or her written consent. No new Awards may be granted under the Plan on or after the date of termination.

ARTICLE XV

GENERAL PROVISIONS

15.01 Government Regulations. The rights of Participants and the obligations of the Company hereunder shall be subject to all applicable laws, rules, and regulations and to such approvals as may be required by any governmental agency.

15.02 Claw-back/Recoupment Policy. Awards are subject to mandatory repayment by the Participant to the Company pursuant to the Company’s Recoupment Policy or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, with retroactive effect and as any such policy or other requirement may be amended from time to time to comply with applicable laws, or any law, rule, or regulation that imposes mandatory recoupment, under circumstances set forth in such law, rule, or regulation. By accepting an Award hereunder, a Participant acknowledges and agrees to be bound by the terms of all applicable Company Recoupment Policies, as in effect from time to time and with retroactive effect.

15.03 Unfunded Plan. The Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any grant under the Plan.

15.04 Effect on Employment and Service. Neither the adoption of this Plan, its operation, nor the issuance of any Awards hereunder shall confer upon any individual any right to continue as an Employee or Director of the Company or an Affiliate, or in any way affect any right or power of the Company or an Affiliate to terminate the employment or discontinue the service of any individual at any time with or without assigning a reason therefor.

15.05 Costs and Expenses. Except as otherwise provided by the Board, all costs and expenses of administering the Plan shall be paid by the Company.

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15.06 Proceeds from Sale of Stock. Proceeds from the purchase of Shares by a Participant under the Plan may be used by the Company for any business purpose.

15.07 Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to the conflicts of laws principles thereof). The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

15.08 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law and any regulation, rule or other formal guidance thereunder.

15.09 Invalidity. If any provision of the Plan shall be held invalid or unlawful for any reason, such event shall not affect or render invalid or unenforceable the remaining provisions of the Plan.